EXHIBIT 10.2

Second Amendment to the 2005 Equity Incentive Plan

The following paragraphs and sections of the 2005 Equity Incentive Plan have been amended, effective February 9, 2007, to read as follows:

(a)	The name of the Plan shall be Hibbett Sports, Inc. 2005 Equity Incentive Plan

(b)	Hibbett Sports, Inc. shall replace Hibbett Sporting Goods, Inc. each place where it appears in the plan.

(c)	The definition of Member Company is added as follows:

Member Company. Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Board or Committee designates as a participating employer in the Plan.

(d)	In Sections 1.1, 4.5, 4.7, 4.11, 4.13, 5.1, 6.1, 6.4 and 8(i), “Member Company” or “Member Companies” shall replace “Subsidiary” or “Subsidiaries.

(e)	The first sentence of Section 4.1 is replaced with the following:

The Plan is effective July 1, 2005 (the “Effective Date”) and the shareholders of Hibbett Sporting Goods, Inc. approved the Plan on May 31, 2005.

(f)	The definition of “Subsidiary” in Article 8 (w) is deleted.